UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Unum Group

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Unum: A Review of Performance, Compensation and Governance

2 Executive Summary Performance Highlights Compensation Governance Voting Recommendations Appendix: Non-GAAP Reconciliation Contents

Executive Summary
Unum has a track record of consistently strong performance during a challenging business and economic cycle. Key 2014 financial highlights include:
Record operating earnings per share (EPS) of $3.55, our ninth consecutive year of operating EPS growth; Compound Annual Growth Rate (CAGR) of 6.7% over the seven year period ending
December 31, 2014
Book Value Per Share increased 2.8% for 2014, our sixth consecutive year of growth; CAGR of
6.8% for the seven year period ending December 31, 2014
Consolidated operating ROE of 11.4% including14.7% in our three primary operating businesses
Pre-tax operating income of $1.29 billion
Strengthened our LTC reserves for future benefits by $453.8 million on an after-tax basis
o
A decision that was almost universally well received by the marketplace
Maintained a high credit quality portfolio with a default rate that is among the best in the industry

Executive Summary
The quality and strength of our balance sheet allows us to remain committed to deploying the excess capital generated through our business.
In 2014 we increased the dividend rate by 13.8%. Since 2007 we have paid dividends of $884 million
We repurchased $301 million of our outstanding stock, bringing our total repurchases to $2.8 billion since 2007 or
32% of our outstanding shares
Unum’s Board and senior management team have been committed to a rigorous leadership development and succession planning process for many years.
In early 2015, we executed on a carefully planned, seamless leadership succession plan
This followed a series of executive-level appointments over the past three years, during which the Company has continued to generate consistently strong operating results and financial returns
In addition to the strong 2014 results noted above and those further illustrated on slides 6-8, we believe that our disciplined approach in this sustained low interest rate environment has allowed us to outperform our peers over the long-term, as demonstrated on slides 9-10.
Unum has a record of being responsive to a wide array of constituents including shareholders, customers, claimants, regulators, our employees and our communities. Accordingly, we regularly solicit feedback from shareholders and are responsive to their concerns.
We believe that these consistent results and our long-standing commitment to each of our constituents has led to a Wall Street consensus of “buy/hold” ratings across the board.

Performance Highlights

$4.00
$3.00
$2.00
$1.00
$0.00
$3.55
2007*
2008
2009
2010†
2011†
2012†
2013†
2014†

$33.24
2007*
2008
2009
2010†
2011†
2012†
2013†
2014†

(ex AOCI)
Operating EPS
1
Book Value Per Share
1
Performance Highlights
CONSISTENT GROWTH IN EPS AND BVPS
6.7%
CAGR
*Does not reflect impact of ASU 2010-26 and special items
†Does not reflect the impact of ASU  2014-01
1 See Non-GAAP Reconciliation in the Appendix
6.8%
CAGR

Performance Highlights
STRONG RETURN ON EQUITY
2014 Operating Return on Equity
Average equity excludes negative allocation of corporate deficit and will therefore not add to 100%
1 Does not reflect the impact of ASU 2014-01; See Non-GAAP Reconciliation in the Appendix
% AVERAGE CONSOLIDATED GAAP EQUITY
52%
8%
15% 35%
AVERAGE CONSOLIDATED GAAP EQUITY*
Total
11.4%
13.5%
18.3%
16.8%
2.9%
Unum US Unum UK Colonial Life
Closed Block
1

CAPITAL DEPLOYMENT
stock repurchase history (cumulative % of float)*
35
30
25
20
15
10
5
0
31.9%
2008
2009
2010
2011
2012
2013
2014
DIVIDENDS PAID
$104 M
$105M
$115M
$121M
$134 M
$147M
$159M
SHARE REPURCHASES
$2.8B
TOTAL DIVIDENDS
$0.9B
TOTAL DEPLOYMENT
$3.7B

8 Performance Highlights A TRACK RECORD OF CONSISTENT AND PREDICTABLE CAPITAL DEPLOYMENT *December 31, 2007 common shares outstanding.

160%
140%
120%
100%
80%
60%
40%
20%
0%
1.3%
74.0%
95.8%
66.1%
130.5%
1-Year
2-Year
5-Year
7-Year
10-Year
Unum Group
Proxy Peer Group Average
S&P 500
S&P Life and Health Index

9 Ending December 31, 2014 Cumulative Total Shareholder Return Performance Highlights EXCEPTIONAL LONG TERM SHAREHOLDER RETURNS

140
120
100
80
60
40
20
0
-20
-40
Unum Group
Proxy Peer Group Average
S&P 500
S&P Life and Health Index

unum

10-Year Period Ending December 31, 2014
Indexed Cumulative Total Shareholder Return
Performance Highlights
EXCEPTIONAL LONG TERM SHAREHOLDER RETURNS
2004 2005 2006          2007           2008 2009 2010 2011          2012 2013 2014
130.5%
127.9%
109.4%
79.4%

Compensation

Compensation
REASONABLE CEO COMPENSATION
CEO compensation is both reasonable and appropriate in view of our performance when compared against the prior year and when compared to applicable peer groups
Adjusting for the impact of the actuarial Change in Pension Value ($3.2 million) and Company retirement contributions available to all eligible employees (not a CEO-specific benefit; $496,000),
CEO 2014 compensation ($9.619 million) increased 5.7% year over year
The Change in Pension Value is subject to actuarial assumptions that are beyond our Human
Capital Committee’s control and discretion
A significant portion ($496,000) of our CEO’s All Other Compensation relates to Company contributions that are available to all eligible employees
Eliminating the impact of these two compensation elements, which are not tied to 2014 performance, our CEO’s pay in 2014 ($9.619 million) was well below the median CEO pay of the our proxy peer group ($12.242 million, excluding the change in pension value)

Compensation
2014 AND 2015 DECISIONS
The May 2014 say-on-pay vote passed with 97% approval and we have not changed our pay practices since that time
We have continued to implement the changes that we began in 2013 which were based on shareholder feedback
Beginning with the 2015 grant, we expanded the mix of performance share units (PSUs) from
25% to 50% of long-term incentive for all NEOs other than the CEO (who already had a 50%
PSU mix)
The PSUs have a pre-established 3-year average EPS and ROE goals, modified by up to
+/-20% based upon relative TSR against a group of peers
As disclosed in our 2014 proxy, the Human Capital Committee in February 2014 removed relative TSR hurdles from our CEO’s annual and long-term incentive targets based on:
The competitiveness of his compensation;
The Company’s performance during 2013 (71.8% TSR) and over the past several years; and
His strategic leadership of the Company, especially during a difficult financial environment

Governance

Governance
OUR GOVERNANCE COMMITMENT
Unum is responsive to shareholders and committed to good corporate governance
Separate chairman and CEO roles, including a lead independent director for 2015
Pay for performance
Frozen defined benefit plans, including CEO’s SERP
Annual say-on-pay votes
Robust stock ownership and retention requirements for senior officers and directors
Anti-pledging and anti-hedging policies applicable to both executives and directors
No poison pill
Majority voting for directors
Board declassification in progress (all directors will stand for election annually in 2016)
Annual Board, committee and individual director evaluations
Substantially independent Board (13 of 15 directors are independent)
Restriction on other board and audit committee service
Executive sessions of independent directors at each regularly scheduled board meeting
High attendance by directors (average attendance of 97% in 2014)
Double-trigger (change in control and termination) required for accelerated vesting of equity
Independent compensation consultant to the Human Capital Committee
Minimal perquisites
No new excise tax gross-ups since 2010 (new CEO and CFO relinquished their gross-ups upon recent promotions as of April 1, 2015)

Voting Recommendations

The Unum Board of Directors strongly believes that Unum’s compensation programs have been designed and implemented in the best interests of shareholders and aligns pay to Company performance.
The Board is committed to good corporate governance and continues to be responsive to shareholders.
Therefore, the Board urges shareholders to vote “FOR” all the voting items including Say-on-Pay, election of the proposed slate of directors, and ratification of Ernst & Young as the company’s audit firm.
Voting Recommendations
Even if you have already voted, you can change your vote at any time before the
2015 Annual meeting as described in more detail in the 2015 Proxy Statement.
For assistance in changing your vote, contact Innisfree M&A Incorporated toll-free at 1-888-750-5834.

Appendix

Appendix
RECONCILIATION OF NON-GAAP MEASURES
2014 2013
Before-tax Operating Income (Loss)
Unum US 856.3 $                859.0 $
Unum UK 147.8                   132.0
Colonial Life 300.2                   284.9
Closed Block 122.6                   109.4
Corporate (134.4)                  (143.5)
Total 1,292.5                1,241.8
Net Realized Investment Gain 16.1                      6.8
Non-operating Retirement-related Loss (70.0)                     (32.9)
Costs Related to Early Retirement of Debt (13.2)                     -
Long-term Care Reserve Increase (698.2)                  -
Unclaimed Death Benefits Reserve Increase -                           (95.5)
Group Life Waiver of Premium Benefit Reserve Reduction -                           85.0
Income Tax (113.8)                  (347.1)
Net Income 413.4 $                858.1 $
(in millions)
Year Ended December 31
2014 2013 2012 2011 2010 2009 2008
Total Stockholders' Equity (Book Value) 33.90 $                33.30 $                    31.87 $                27.91 $                26.80 $                24.25 $                17.94 $
Net Unrealized Gain on Securities 1.15 0.52 3.23 2.11 1.31 1.16 (2.53)
Net Gain on Cash Flow Hedges 1.55 1.52 1.48 1.39 1.14 1.12 1.38
Subtotal 31.20 31.26 27.16 24.41 24.35 21.97 19.09
Foreign Currency Translation Adjustment (0.45) (0.18) (0.26) (0.41) (0.34) (0.23) (0.52)
Subtotal 31.65 31.44 27.42 24.82 24.69 22.20 19.61
Unrecognized Pension and Postretirement Benefit Costs (1.59) (0.88) (2.13) (1.51) (1.00) (1.00) (1.23)
Total Stockholders' Equity, Excluding Accumulated
Other Comprehensive Income 33.24 $                32.32 $                    29.55 $                26.33 $                25.69 $                23.20 $                20.84 $
December 31
(per share)

Appendix
RECONCILIATION OF NON-GAAP MEASURES
2014 2013 2012 2011 2010 2009 2008 2007* 2006* 2005*
After-tax Operating Income 3.55 $                  3.32 $                      3.15 $                  2.98 $                  2.73 $                  2.64 $                  2.54 $                  2.25 $                  1.85 $                  1.69 $
Net Realized Investment Gain (Loss), Net of Tax 0.05 0.02 0.13 (0.01) 0.05 - (0.89) (0.12) 0.01 (0.02)
Non-operating Retirement-related Loss, Net of Tax (0.18) (0.08) (0.11) (0.07) (0.06) (0.09) (0.03) (0.04) (0.05) (0.05)
Costs Related to Early Retirement of Debt, Net of Tax (0.04) - - - - - - - - -
Long-term Care Reserve Increase, Net of Tax (1.77) - - - - - - - - -
Unclaimed Death Benefits Reserve Increase, Net of Tax - (0.24) - - - - - - -
Group Life Waiver of Premium Benefit Reserve Reduction, Net of Tax - 0.21 - - - - - - - -
Deferred Acquisition Costs Impairment and Reserve Charges for -
Long-term Care Closed Block, Net of Tax - - - (1.65) - - - - - -
- - - (0.39) - - - - - -
Regulatory Reassessment Charges, Net of Tax - - - - - - - (0.10) (0.79) (0.16)
Special Tax Items and Debt Extinguishment Costs - - - 0.08 (0.03) - - (0.10) 0.23 0.14
Other, Net of Tax - - - - - - - - (0.04) 0.01
Income from Continuing Operations 1.61 3.23 3.17 0.94 2.69 2.55 1.62 1.89 1.21 1.61
Income from Discontinued Operations - - - - - - - 0.02 0.02 0.03
Net Income 1.61 $                  3.23 $                      3.17 $                  0.94 $                  2.69 $                  2.55 $                  1.62 $                  1.91 $                  1.23 $                  1.64 $
* Does not reflect the impact of ASU 2010-26.
Reserve Charge for Individual Disability Closed Block, Net of Tax
(per diluted common share)
Year Ended December 31